UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2014

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

On April 15, 2014, Leo Motors, Inc. (the “Company”) entered into an Investor Relations Program Agreement (the “Agreement”) with JSR Partners Limited (“JSR”) pursuant to which JSR would provide the Company with certain investor relations services including conducting research, market analysis, and investment promotion services. The Agreement shall have an initial term of 24 months, which may be extended by mutual agreement of both parties.

As compensation for its services pursuant to the Agreement, JSR shall receive, from the Company, three million (3,000,000) restricted shares of the Company’s common stock, half of which is to be issued upon execution of the Agreement, with the other half to be issued on the first day of the second year of the Agreement’s term.  Pursuant to the Agreement, should any investment in excess of one million ($1,000,000) US dollars be made in the Company by way of the services provided by JSR pursuant to the Agreement, JSR shall be entitled to a payment equal to three (3%) of the total amount of such investment.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits	Description
10.1	Investor Relations Program Agreement between Leo Motors, Inc. and JSR Partners Limited, dated April 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: April 24, 2014	By: \s\Jun Heng Park
Jun Heng Park
Chief Executive Officer